UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI 96819

(Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2020, Hawaiian Airlines, Inc. (“Hawaiian”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Holdings” and together with Hawaiian, the “Company”), and Wilmington Trust, National Association, as subordination agent and pass through trustee (the “Trustee”) under two pass through trusts newly formed by Hawaiian (the “Pass Through Trusts”), entered into a Note Purchase Agreement, dated as of August 5, 2020 (the “Note Purchase Agreement”).

The Note Purchase Agreement provides for the issuance by Hawaiian of two series of equipment notes (the “Equipment Notes”) in the aggregate principal amount of $261,986,000 to finance two Airbus A330-243 aircraft and six Airbus A321-200neo aircraft (collectively, such aircraft to be financed, the “Aircraft”). Pursuant to the Note Purchase Agreement, the Trustee purchased the Equipment Notes issued under separate Trust Indentures and Mortgages (each, an “Indenture” and collectively, the “Indentures”) with respect to such Aircraft.

Each Indenture contemplates the issuance of the Equipment Notes in two series: Series A, bearing interest at the rate of 7.375% per annum, and Series B, bearing interest at the rate of 11.250% per annum, in aggregate principal amounts of $216,976,000 and $45,010,000, respectively. The Equipment Notes were purchased by the Trustee, using the proceeds from the sale of Class A Pass Through Certificates, Series 2020-1 (the “Class A Certificates”) and Class B Pass Through Certificates, Series 2020-1 (the “Class B Certificates” and together with the Class A Certificates, the “Certificates”), issued through the Pass Through Trusts to facilitate the financing of the Aircraft.

The interest on the Equipment Notes is payable semi-annually on each March 15 and September 15, beginning on March 15, 2021. The principal payments of the Equipment Notes are scheduled for payment on March 15 and September 15 of each year, commencing on March 15, 2021. The final payments on the Series A Equipment Notes and the Series B Equipment Notes will be due on September 15, 2027 and September 15, 2025, respectively.

The maturity of the Equipment Notes may be accelerated upon the occurrence of certain events of default, including a failure by Hawaiian (in some cases after notice or the expiration of a grace period, or both) to make payments under the applicable Indenture when due or to comply with certain covenants, as well as certain bankruptcy events involving Hawaiian. The Equipment Notes issued with respect to each Aircraft will be secured by a lien on such Aircraft and will be cross collateralized by the other Aircraft financed pursuant to the Note Purchase Agreement.

The Certificates were offered in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) for offers and sales of securities that do not involve a public offering, and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on acknowledgements, representations and agreements made by the initial purchasers in a certificate purchase agreement.

The foregoing description of these agreements and instruments is qualified in its entirety by reference to these agreements and instruments, copies of which are filed herewith as exhibits and are incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Trust Supplement No. 2020-1A, dated as of August 5, 2020, between Wilmington Trust, National Association, as trustee, and Hawaiian Airlines, Inc., to Pass Through Trust Agreement, dated as of May 29, 2013.

4.2	Trust Supplement No. 2020-1B, dated as of August 5, 2020, between Wilmington Trust, National Association, as trustee, and Hawaiian Airlines, Inc., to Pass Through Trust Agreement, dated as of May 29, 2013.

4.3	Intercreditor Agreement, dated as of August 5, 2020, among Wilmington Trust, National Association, as pass through trustee under the pass through trusts, and Wilmington Trust, National Association, as subordination agent.

4.4	Note Purchase Agreement, dated as of August 5, 2020, among Hawaiian Airlines, Inc., Wilmington Trust, National Association, as pass through trustee under the pass through trusts, and Wilmington Trust, National Association, as subordination agent.

4.5	Form of Participation Agreement (Participation Agreement between Hawaiian Airlines, Inc. and Wilmington Trust, National Association, as mortgagee, subordination agent and pass through trustee under the pass through trusts) (Exhibit A to Note Purchase Agreement) (included in Exhibit 4.4).

4.6	Form of Indenture (Trust Indenture and Mortgage between Hawaiian Airlines, Inc. and Wilmington Trust, National Association, as mortgagee) (Exhibit B to Note Purchase Agreement) (included in Exhibit 4.4).

4.7	Form of Hawaiian Airlines, Inc. Pass Through Certificate, Series 2020-1A (included in Exhibit 4.1).

4.8	Form of Hawaiian Airlines, Inc. Pass Through Certificate, Series 2020-1B (included in Exhibit 4.2).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: August 7, 2020	By:	/s/ Aaron J. Alter
	Name:	Aaron J. Alter
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary